Exhibit 99.1

Disclaimer 2 Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the following: interest rate risk, including the effects of recent and anticipated rate increases by the Federal Reserve; fluctuations in the values of the securities held in our securities portfolio or the values of derivative instruments held in our derivatives portfolio, including as a result of changes in interest rates; business and economic conditions generally and in the financial services industry, nationally and within our market area, including rising rates of inflation and possible recession; the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time at Silicon Valley Bank, Signature Bank and First Republic Bank that resulted in the failure of those institutions; loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; our ability to maintain an adequate level of allowance for loan losses; new or revised accounting standards, including as a result of the implementation of the Current Expected Credit Loss standard; the concentration of large loans to certain borrowers; the concentration of large deposits from certain clients, who have balances above the current Federal Deposit Insurance Corporation insurance limits; our ability to successfully manage liquidity risk, which may increase our dependence on non-core funding sources such as brokered deposits, and negative impact of our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; the composition of our senior leadership team and our ability to attract and retain key personnel; talent and labor shortages an high rates of employment turnover; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry, including from nonbank competitors such as credit unions and “fintech” companies; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes, including in response to the recent failures of Silicon Valley Bank, Signature Bank and First Republic Bank; risks related to climate change and the negatively impact it may have on our customers and their businesses; the imposition of governmental policies impacting the value of products produced by our commercial borrowers; severe weather, natural disasters, wide spread disease or pandemics (including the COVID-19 pandemic), acts of war or terrorism, civil unrest or other adverse external events, including the Russian invasion of Ukraine; potential impairment to the goodwill we recorded in connection with our past acquisition; changes to U.S. or state tax laws, regulations and guidance, including the new 1% excise tax on stock buybacks by publicly traded companies; the success at managing the risks involved in the foregoing items; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Certain of the information contained in this presentation is derived from information provided by industry sources. Although the Company believe that such information is accurate and that the sources from which it has been obtained are reliable, the Company cannot guarantee the accuracy of, and have not independently verified, such information. Use of Non-GAAP financial measures In addition to the results presented in accordance with U.S. General Accepted Accounting Principles (“GAAP”), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company’s operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures to the comparable GAAP measures are provided in this presentation.

The Finest Entrepreneurial Bank 3 Company Overview Branch-Light Model in Attractive Twin Cities Market Twin Cities Name: Bridgewater Bancshares, Inc. Headquarters: St. Louis Park, MN Ticker: NASDAQ: BWB; BWBBP Assets: $4.6 Billion Loans: $3.7 Billion Deposits: $3.6 Billion Shareholders’ Equity: $409.1 Million Serving a Commercial-Focused Client Base Track Record of Profitability, Growth and Efficiency • CRE lending • Acquisition financing • Construction lending • Affordable housing financing • Long-term multifamily financing • Commercial & business lending • Business / treasury management • SBA lending • 1-4 family rentals • Personal banking CRE, 30% Multifamily, 35% C&D, 11% C&I, 12% 1-4 Family, 11% Consumer, 0% $3.7B Business and Personal Banking Commercial Banking Loan Balances • Founded in 2005 by a group of banking industry veterans and local business leaders • Continuous profitability since the third month of operations • Proven stability, growth and profitability through various macroeconomic challenges, including the Great Recession, COVID-19 and recent bank failures • Expertise in commercial real estate with a focus in multifamily lending • Effective operating model, with one of the lowest efficiency ratios in the industry • Organizational focus on risk management with a long track record of superb asset quality Data as of June 30, 2023 Current BWB Branch Future Branch Site in Lake Elmo, MN

Jerry Baack Chairman, CEO and President • Former regulator and responsible for all aspects of BWB formation • Lead founder of BWB in 2005 • 30+ years of banking experience Jeff Shellberg EVP and Chief Credit Officer • Holding company board member and oversees strong credit and underwriting culture • BWB founding member in 2005 • 35+ years of regulatory and banking experience Nick Place Chief Lending Officer • Client-focused while meeting and responding to market demands • Joined BWB in 2007 • 16 years of banking experience Mark Hokanson Chief Technology Officer • Proactively drives technology and innovative solutions to support future growth • Joined BWB in 2019 • 15 years of financial services technology experience Mary Jayne Crocker EVP and Chief Operating Officer • Implements unique corporate culture and strategic execution • Joined BWB in 2005 • 20+ years of financial services experience Joe Chybowski Chief Financial Officer • Strategic insights across the organization including capital and liquidity management • Joined BWB in 2013 • 13 years of banking and capital markets experience Lisa Salazar Chief Deposit Officer • Drives accountability and results through initiatives that deliver revenue growth, market share, new business opportunities and market penetration • Joined BWB in 2018 • 30 years of banking experience Strategic Leadership Team (SLT) with Broad Skill Sets and Industry Expertise 4 Nearly 24% of BWB’s common shares are owned by Board and SLT members, demonstrating strong alignment with shareholders

A Culture-Driven Organic Growth Story

BRIDGEWATER BANCSHARES, INC.

Truly Unconventional Culture

- Entrepreneurial spirit unlike the culture at a typical bank
- Modern headquarters with an open layout promoting team member and client collaboration
- Commitment to provide clients with quick answers, responsive support and simple solutions
- Continued progress on environmental, social and governance initiatives (ESG)

Highly Efficient Business Model

- Branch-light model with a commercial real estate focus
- Efficient operating philosophy, including networking, banking tools and in-house expertise
- Relatively low levels of expenses as a percent of total assets
- Efficiency ratio consistently among the lowest in the industry

Robust Balance Sheet Growth

- Consistent ability to generate robust organic loan growth (20% CAGR since 2019)
- Emphasis on local commercial real estate and small business clients
- Focus on aligning loan growth with core deposit growth over time
- M&A-related market disruption has resulted in client and banker acquisition opportunities to support loan and deposit growth

Proactive Risk Management

- Scaling of risk management function to address emerging risks and support growth plans
- Superb asset quality track record
- Decisive credit culture including measured risk selection, consistent underwriting, active credit oversight and deep industry experience
- Proactively assessing credit and repricing risks given the uncertain economic environment

Consistent Profitability and Shareholder Return

9% **Diluted EPS CAGR** since 2018

12% **Tangible book value per share[1] CAGR** since 2018


Tangible Book Value per Share[1]
12.3% CAGR (peer median: 5.2%)[2]
$7.22
$8.33
$9.31
$10.98
$11.69
$12.15
2018
2019
2020
2021
2022
2Q23

[1] Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation.
[2] Includes publicly-traded banks on major exchanges with total assets between $3 billion and $10 billion as of June 30, 2023 (Source: S&P Capital IQ)

5

A Local, Relationship-Focused Bank 6 • Local bank with local clients • Focus on commercial real estate and small business clients • No cryptocurrency exposure Simple and Consistent Business Model Strong Deposit Relationships Ample Liquidity and Borrowing Capacity • Recent and ongoing investments in ERM program • Effective interest rate risk management, including derivatives portfolio to mitigate unrealized losses on securities • Superb asset quality track record Enhanced Enterprise Risk Management Program High Quality Securities Portfolio Strong Capital Position • Positive client response from proactive outreach • Leveraged the IntraFi network to provide insurance on larger client deposits • 22% of deposits uninsured • $2.0B of on- and off-balance sheet liquidity, including significant borrowing capacity • Recent actions to increase overall borrowing capacity • Have not utilized the Bank Term Funding Program (BTFP) • No held-to-maturity (HTM) securities • Well-diversified available-for-sale (AFS) securities portfolio • High-yielding AFS securities portfolio with an average yield of 4.24% • All regulatory capital ratios well in excess of “well-capitalized” requirements • Prudent capital management in the current environment Data as of June 30, 2023 Well-Positioned in the Current Banking Environment

Our Core Values 7 Unconventional. Our clients notice a difference. Responsive. Under promise, over deliver. Dedicated. Don’t stop until you get it done. Growth. If you aren’t moving forward, where are you going? Accurate. It’s more than just an expectation. 7 Our Core Values

An Award-Winning Workplace Culture “In today’s environment, it is more important than ever to be able to recruit, retain and develop top talent. At Bridgewater, we have demonstrated an ability to do this through our unconventional culture and employee experience, extensive team member referral network, and even the launch of a new internship program to further enhance our talent pipelines.” Jerry Baack Chairman, CEO and President Top Workplaces Star Tribune 2016. 2017. 2018. 2020. 2021. 2022. 2023. Best Banks to Work For American Banker 2017. 2018. 2020. 2022. Corporate Headquarters Progressive Pay and Benefits Health and Wellness Committee Diversity, Equity and Inclusion Committee Volunteer Paid Time Off Modern, open design with an entrepreneurial spirit tailor-made for team building and collaboration Minimum wage of $20 per hour and discretionary bonuses for all team members regardless of level Providing team member opportunities to support physical fitness, nutrition and mental health Inclusive culture that encourages, supports and celebrates diversity of team members and communities in which we serve Team members receive up to 16 hours of PTO per year for volunteer activities supporting the Community Reinvestment Act 8

A Responsive Service Model 9 Our clients can expect… • Responsive support and simple solutions • A local bank of choice in a market where many local banks have left • Flexibility, market expertise and strong network connections The “Proven Process” for Our Clients • BEST Business Bank • BEST Small Business Banking • BEST Commercial Mortgage Lender An Award-Winning Client Experience • BEST Business Bank • BEST Community Bank

A Commitment to our Communities 10 Our communities can expect… Bridgewater’s commitment to investing, lending and volunteering in ways that serve low-to-moderate income segments in the Twin Cities ‘Outstanding’ Rating for Community Reinvestment Act Performance FDIC, 2023 $315K Total Contributions in 2022 1,141 Volunteer Hours in 2022 Empowering Women in Entrepreneurship In 2021, BWB established the BridgewatHER Network, a women’s networking cohort which brings together successful women in business and female entrepreneurs throughout the Twin Cities to network and share insights • ~175 female entrepreneurs and business leaders • Several events hosted at the BWB Corporate Center throughout the year • Led by BWB’s Chief Operating Officer, Mary Jayne Crocker Mary Jayne Crocker EVP and Chief Operating Officer

Environmental, Social and Governance (ESG) 11 We are committed to establishing and advancing impactful initiatives that support our corporate responsibility as a growing local bank in the Twin Cities, while regularly sharing our progress with our stakeholders Our ESG Commitment Our ESG Priorities Team Members, Clients and Communities Diversity, Equity and Inclusion Leverage our unconventional corporate culture to leave a positive lasting impact on our team members, clients and communities Ensure strong corporate governance oversight including an effective risk management framework to support a growing organization Create a diverse, equitable and inclusive work environment and community Contribute to a healthier natural environment in the communities in which we live and work Corporate Governance Environmental ESG Oversight • Board-level Nominating and ESG Committee oversees Bridgewater's strategy and practices related to ESG • Management-level ESG Committee focused on developing, implementing and growing a formal ESG program For more about Bridgewater’s commitment, priorities and initiatives related to ESG, please visit our ESG webpage at www.BWBMN.com/about-Bridgewater/esg

Attractive Twin Cities Market Built for Business 12 #1 Fortune 500 companies per capita (16)1 Large Corporate Presence #1 State with highest average credit score (726)2 Credit Worthy Population #1 Best place for women entrepreneurs3 Women Entrepreneurs #5 Top State for Business4 State for Business #7 Small-business job growth (Minneapolis market)5 Business Focus Top 20 Most populated area in the U.S. with 3.0% projected population growth by 20286 High Growth MSA 3.00% 1.54% 2.14% Twin Cities Midwest US $93,724 $70,616 $73,530 Twin Cities Midwest US Banking industry disruption caused by M&A activity has led to opportunities for client and talent acquisition in the Twin Cities Banking Industry Disruption 2023 Median Household Income ($)7 2023 – 2028 Proj. Population Growth (%)⁶ 1 Source: Minnesota Department of Employment and Economic Development 2 Source: Experian – State of Credit, 2021 3 Source: Minneapolis-St. Paul Smart AssetTM, 2020 4 Source: CNBC, 2023 5 Source: Minnesota Department of Employment and Economic Development 6 Source: S&P Capital IQ 7 Source: S&P Capital IQ, Midwest includes ND, SD, NE, KS, MN, IA, MO, WI, IL, IN and OH

Deposit Market Share Momentum in the Twin Cities Continues

BRIDGEWATER BANCSHARES, INC.

Total Deposits – Minneapolis/St. Paul MSA[1]

2012

Rank	Bank	HQ	Branches	Deposits ($M)	Market Share
1	Wells Fargo & Co.	CA	100	$ 79,407	49.80%
2	U.S. Bancorp	MN	100	$ 43,088	27.02%
3	Ameriprise Financial Inc.	MN	1	$ 5,107	3.20%
4	TCF Financial Corp.	MN	102	$ 4,992	3.13%
5	Bank of Montreal	CAN	34	$ 2,760	1.73%
6	Bremer Financial Corp.	MN	30	$ 2,205	1.38%
7	Associated Banc-Corp	WI	28	$ 1,395	0.87%
8	Klein Financial Inc.	MN	18	$ 1,129	0.71%
9	Anchor Bancorp Inc.	MN	15	$ 1,126	0.71%
10	Central Bancshares Inc.	MN	16	$ 732	0.46%
17	**Bridgewater Bancshares, Inc.**	**MN**	**2**	**$ 398**	**0.25%**
	Top 10			**$ 141,941**	**89.01%**
	MSA Total			**$ 159,467**	

2022

Rank	Bank	HQ	Branches	Deposits ($M)	Market Share
1	U.S. Bancorp	MN	84	$ 87,543	37.67%
2	Wells Fargo & Co.	CA	91	$ 57,229	24.63%
3	Ameriprise Financial Inc.	MN	2	$ 15,521	6.68%
4	Bank of Montreal	CAN	26	$ 8,275	3.56%
5	Huntington Bancshares Inc.	OH	78	$ 6,523	2.81%
6	Bremer Financial Corp.	MN	20	$ 5,353	2.30%
7	Bank of America Corp.	NC	15	$ 5,206	2.24%
8	Old National Bancorp	IN	29	$ 3,864	1.66%
9	**Bridgewater Bancshares, Inc.**	**MN**	**7**	**$ 3,244**	**1.40%**
10	State Bancshares, Inc.	ND	7	$ 3,143	1.35%
	Top 10			**$ 195,903**	**84.31%**
	MSA Total			**$ 232,366**	

Market Ripe for Continued Market Share Gains

- Top-heavy deposit market **(top 2 market share = 62%)**
- Top 2 have lost market share each of the last eight years **(2014: 84% / 2022: 62%)**
- Very fragmented market after the top 2 with no other traditional bank having market share over 5%
- BWB has a 10-year CAGR of 23%, compared to the MSA of 4%
- Significant M&A activity in the market creating opportunities for talent and client acquisition
- BWB has a local banking advantage with only 4 of the top 10 banks headquartered in MN


Not All Is Lost In Local Banking
BWBMN.COM
Member FDIC
BRIDGEWATER BANK

[1] Source: S&P Capital IQ (data as of June 30th of each year)

13

History of Organic Asset Growth Generation 14 $1,184 $76 $929 $1,260 $1,617 $1,974 $2,269 $2,927 $3,478 $4,346 $4,603 2015 2016 2017 2018 2019 2020 2021 2022 2Q23 Organic Acquired Assets Proven ability to consistently generate robust annual asset growth primarily in the Twin Cities market Asset growth has almost exclusively been organic, with the exception of a small bank acquisition in 2016 Dollars in millions Ongoing evaluation of potential M&A opportunities to support future growth

Moderating Loan Growth in the Current Environment

BRIDGEWATER BANCSHARES, INC.

While Unique Catalysts Have Created Robust Loan Growth Opportunities Over the Past Several Years…


19.7% CAGR
$1,912
$2,326
$2,819
$3,569
$3,736
2019
2020
2021
2022
2Q23

- Strong brand presence and relationships in the market allow us to get in front of high-quality clients and deals
- Operating in a competitive "sweet spot" in the Twin Cities – financing larger deals than community banks, but under the radar of the larger banks
- M&A-related market disruption resulting in client and banker acquisition opportunities
- Expansion of talented lending and business services teams

…We Are Thoughtfully Managing Loan Growth in the Current Environment


15.8% YoY Growth
$3,226
$3,380
$3,569
$3,684
$3,736
2Q22
3Q22
4Q22
1Q23
2Q23

- **2Q23 loan growth of $51.9M, or 5.6% annualized**
- **YTD loan growth of $166.8M, or 9.4% annualized**
- Continuing to see loan growth opportunities within the market, but being more selective by focusing on high quality transactions with seasoned clients
- Actively managing the balance sheet to better align with funding outlook
- Being more disciplined on loan pricing to manage growth and the net interest margin
- Leveraging sales of participations on new originations
- Overall loan demand has declined as fewer deals are making financial sense due to the higher interest rate environment

Dollars in millions

15

CRE NOO 26% Multifamily 35% C&D 11% C&I 12% CRE OO 4% 1-4 Family 11% Consumer & Other 0% Well-Diversified Loan Portfolio With a Commercial Focus 16 CRE NOO 27% Multifamily 21% C&D 15% C&I 13% CRE OO 6% 1-4 Family 18% Consumer & Other 0% $0.8B Evolution of Loan Mix by Type 2015 2Q23 Intentional mix shift toward Multifamily has aligned with the build-out of talent and expertise in the segment, and continued strong performance Track Record of Successfully Managing Higher Concentrations of CRE and Multifamily Loans Multifamily / Bank Risk-Based Capital CRE (ex. Multifamily) / Bank Risk-Based Capital • Remain comfortable with current CRE concentration levels • CRE concentration (ex. Multifamily) below 300% of bank capital • View Multifamily separate from traditional CRE given its lower risk profile • No net charge-offs over the past five years • Only $62K of net charge-offs since inception $3.7B 354% 333% 318% 304% 313% 266% 264% 258% 261% 180% 164% 185% 177% 204% 190% 219% 257% 247% 534% 497% 503% 480% 517% 456% 483% 515% 508% 2015 2016 2017 2018 2019 2020 2021 2022 2Q23

Strong Diversification Across Key Loan Portfolios

BRIDGEWATER BANCSHARES, INC.

	Multifamily	CRE Nonowner Occupied	Construction & Development	C&I
Size	$1,315M  35% of portfolio	$972M  26% of portfolio	$421M  11% of portfolio	$459M  12% of portfolio
YoY Growth	↑ 21%	↑ 10%	↑ 17%	↑ 14%
Competitors	JPMorgan Chase, agency lenders, local banks and credit unions	Local banks, life insurance companies	Local banks	Local banks, regional banks
Go-to-Market Strategy	Bank of choice in the Twin Cities market due to proven expertise and service model	Knowledgeable lenders with efficient closing processes and ample capacity	Continued build-out of team creating additional client opportunities	Responsive support, simple solutions and the local touch entrepreneurs are looking for
Growth Outlook	Continued appetite given expertise and market opportunities	Strong market fundamentals drive market share gains	Growth to continue as recent projects fund over 12-24 months	Growth due to recent hires with goal to add loan diversification over time
Key Stats	**$3.1M** Avg. Loan Size; **67%** Weighted Avg. LTV; **100%** Loans with Pass Rating	**$2.2M** Avg. Loan Size; **61%** Weighted Avg. LTV; **98%** Loans with Pass Rating	**$1.3M** Avg. Loan Size; **64%** Weighted Avg. LTV; **0.00%** 5-Year NCOs	**$541K** Avg. Loan Size; **0.03%** 5-Year NCOs; **97%** Loans with Pass Rating
Portfolio Diversification	see charts below	see charts below	see charts below	see charts below

Portfolio Diversification


Unit Type
5-19 Units 11%
20-49 Units 26%
50-99 Units 29%
100+ Units 34%


Property Type
Industrial 27%
Office 20%
Retail 16%
Senior Housing 14%
Medical Office 9%
Hotel 1%
Restaurant 2%
Other 11%


Property Type
Residential 17%
Multifamily 49%
CRE Other 12%
Land 22%


Industry
RE, Rental and Leasing 40%
Constr. 17%
Manufact. 10%
Finance & Ins. 7%
Prof. Services 8%
Accom. & Food Service 2%
Trade 6%
Other 10%

Data as of June 30, 2023

17

Deposit Mix Shift in a More Challenging Funding Environment 18 1 Calculated as the change in ending deposit rate over the change in ending Fed Funds rate from February 2022 Dollars in millions 25% 27% 30% 26% 21% 14% 15% 18% 13% 20% 28% 26% 29% 30% 24% 20% 14% 10% 8% 8% 13% 18% 13% 23% 27% $1,823 $2,502 $2,946 $3,417 $3,578 2019 2020 2021 2022 2Q23 Noninterest-Bearing Transaction Interest-Bearing Transaction Savings and Money Market Time Brokered A Track Record of Strong Deposit Growth … • Strong and growing brand in the Twin Cities • Expansion of commercial client relationships and treasury management team • New client and banker acquisition opportunities due to M&A disruption • 2Q23 total deposit balances up 19.6% annualized • 2Q23 core deposit1 balances up 7.4% annualized • Recent bank failures, heightened competition and rising interest rates • Mix shift from noninterest-bearing into interest-bearing deposits • Continued to supplement core deposits with wholesale funding to support loan growth • Treasuries remain a primary competitor for core deposits • Remained focused on better aligning loan growth with core deposit growth over the course of 2023 (2Q23 annualized loan growth of 5.6% vs. core deposit1 growth of 7.4%) • Loan-to-deposit ratio of 104.4%, down from 108.0% in 1Q23 …Impacted by Recent Industry-Wide Funding Challenges, But Core Deposit Growth Returned in 2Q23 30% 29% 26% 22% 21% 16% 15% 13% 18% 20% 30% 33% 30% 27% 24% 9% 9% 8% 8% 8% 15% 14% 23% 25% 27% $3,202 $3,305 $3,417 $3,411 $3,578 2Q22 3Q22 4Q22 1Q23 2Q23 % of Uninsured Deposits 22% Cumulative Total Deposit Beta1 48%

A Spread-Based Revenue Model

BRIDGEWATER BANCSHARES, INC.

Industry-Wide Revenue Headwinds in the Current Environment



$34,180
$1,650
$32,530
$35,482
$1,387
$34,095
$34,631
$1,738
$32,893
$30,510
$1,943
$28,567
$27,287
$1,415
$25,872
2Q22
3Q22
4Q22
1Q23
2Q23
Net Interest Income
Noninterest Income

Comfortable With Current Spread-Based Revenue Model

- Spread-based revenue model with noninterest income typically making up ~5% of total revenue
- Strong track record of revenue growth with a 12% revenue CAGR since 2019
- Largest components of noninterest income include letter of credit fees and customer service fees
- Lack of expense-heavy fee businesses (i.e. mortgage, wealth, etc.) helps to maintain a lower efficiency ratio
- Currently reviewing opportunities to add incremental noninterest income sources moving forward
- Material increases to noninterest income most likely to come from M&A

Dollars in thousands

19

Net Interest Income Impacted by Margin Pressure and Managed Loan Growth 20 $30,237 $32,599 $31,745 $27,567 $24,928 $263 $96 $48 $2 $3 $2,030 $1,400 $1,100 $998 $941 $32,530 $34,095 $32,893 $28,567 $25,872 3.58% 3.53% 3.16% 2.72% 3.34% 3.38% 2.40% 3.05% 2.62% 2.31% 2Q22 3Q22 4Q22 1Q23 2Q23 Core Net Interest Margin1,2 Net Interest Margin1 Net Interest Income (ex. interest income on loan fees and PPP loans) Interest Income and fees on PPP loans Loan fees Net Interest Income and Margin Trends Net Interest Margin Drivers Core NIM2 down 31 bps Month-Over-Month Core NIM Compression Slowed in 2023 1 Amounts calculated on a tax-equivalent basis using statutory federal tax rate of 21% 2 Excludes loan fees and PPP loan balances, interest and fees; represents a Non-GAAP financial measure, see Appendix for Non-GAAP reconciliation Dollars in thousands 1 6 13 16 14 14 15 14 10 7 6 Aug. 22 Sep. 22 Oct. 22 Nov. 22 Dec. 22 Jan. 23 Feb. 23 Mar. 23 Apr. 23 May 23 Jun. 23 Core NIM1,2 Compression by Month (bps) • June 2023 NIM of 2.33% compared to 2Q23 NIM of 2.40% • Core NIM pressure slowed during 2Q23 after 6 consecutive months of steady compression

Among the Most Efficient Banks in the Industry 21 47.4% 49.0% 42.0% 41.5% 49.3% 43.3% 40.5% 41.0% 41.2% 49.1% 59.6% 57.5% 56.6% 56.3% 58.7% 2019 2020 2021 2022 2Q23 YTD BWB Adjusted1 BWB Reported1 An Efficiency Ratio Consistently Well Below Peers Peer Bank Median2 1 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation. 2 Includes publicly-traded banks on major exchanges with total assets between $3 billion and $10 billion as of June 30, 2023 (Source: S&P Capital IQ) What Makes BWB So Efficient? Efficient Operating Culture With a CRE-Focused Model ~2x as many assets per FTE employee compared to the peer bank median2 1.29% NIE/average assets (peer bank median2 : 2.29%) 7 Branches ~5x as many assets per branch compared to the peer bank median2 Lower compensation and occupancy expenses as a percent of average assets compared to peers Branch-Light Service Model Branch-light model allows key investments in technology while maintaining a low efficiency ratio To maintain a better-than-peer efficiency ratio while continuing to invest in the business… BWB CAGR Since 2019 Asset Growth Revenue Growth NIE Growth 21% 12% 13% …we generally grow expenses in-line with balance sheet growth over time

Leveraging Recent Technology Investments to Support Growth 22 Client-Facing • Modern platforms and payment options for business and personal clients • Collaborative technology tools integrated into BWB Corporate Center • Cybersecurity threat detection and response Scalable core to support growth outlook Core Banking Platform IT Strategy: improve client interactions, streamline processes, automate activities, and embrace digital transformation IT Decision-Making: driven by unconventional culture, enhancing the client experience and improving organizational efficiencies Recent IT Focus – Make Key Infrastructure Investments to Support Future Growth Loan and Deposit Infrastructure nCino • Enhanced commercial loan origination system that digitizes the end-to-end lending process • Launched in 2022 Salesforce • Enhanced customer relationship management for lending and deposit oportunities • Launched in 2022 Workflow Automation and Analysis ServiceNow • Scalable workflow automation platform to enhance internal efficiencies • Launched in 2020 Snowflake • Real-time data analytics and visualization to support decision-making • Launched in 2021 • Integration of recent technology investments across the organization • Leveraging and embracing these investments to maximize operational efficiencies 2023 IT Focus

Scaling Enterprise Risk Management Across a Growing Organization 23 Manage and mitigate dynamic risks while enhancing shareholder value, being responsive to clients, and delivering simple solutions in unconventional ways BWB Risk Management Philosophy Enterprise Risk Management Attributes in Place Today at BWB • Proactively addressing emerging risks across all risk categories • Continuing to scale a risk framework aligned with growth • Leveraging technology to enhance processes and controls while driving responsiveness • Reinforcing operational and financial resilience through all three lines of defense • Making investments to bolster organizational resiliency and vendor/third-party risk management • Proactively making enhancements to ESG and DEI programs as well as committing to recruitment and retention strategies Making Investments to Proactively Identify and Mitigate Emerging Risks Credit Concentration Risk Information and Cybersecurity Risk Enterprise Risk and Compliance Financial Risk • Strong credit underwriting and administration program • Active credit oversight, analytics and portfolio monitoring as well as building upon the bank’s stress testing capabilities • Expertise and specialization in key portfolios, including multifamily • Investment in enhanced infrastructure and security protocols • Proactively leverage technology to meet the evolving digital needs of clients while maintaining safety and security • Effective risk culture and awareness model with ongoing training initiatives and tabletop simulations • Focus on recruitment and retention of highly skilled risk professionals across the bank • Investments in technology to enable scalable and effective governance and oversight • Proactively monitoring internal and external trends to quantify changes in risk profile • Maintain compliance with evolving regulatory expectations • Monitoring and managing the balance sheet with an eye toward economic and interest rate volatility • Actively monitoring, maintaining and strategically deploying liquidity while developing long-term strategies for capital preservation • Continued investments in internal audit framework and SOX implementation

$22,526 $34,841 $40,020 $47,996 $50,701 1.18% 1.50% 1.42% 1.34% 1.36% 2019 2020 2021 2022 2Q23 Credit Risk Management and Oversight Driving Superb Asset Quality 24 1 Nonaccrual loans plus loans 90 days past due and still accruing and foreclosed assets Dollars in thousands $461 $775 $722 $639 $778 0.02% 0.03% 0.02% 0.01% 0.02% 2019 2020 2021 2022 2Q23 Nonperforming Assets1 Consistently low NPA levels NPAs % of Assets Allowance for Credit Losses Modest CECL Day 1 impact of $650K on January 1, 2023 $205 $435 $(29) $(276) $(5) 0.01% 0.02% 0.00% (0.01)% 0.00% 2019 2020 2021 2022 2Q23 YTD Net Charge-Offs Cumulative NCOs of $330K since 2019 Net Charge-Offs % of Average Loans $2,695 $15,164 $22,641 $28,049 $33,821 1.01% 4.54% 5.45% 5.52% 6.34% 2019 2020 2021 2022 2Q23 Substandard Loans Composition is relatively evenly split between CRE and C&I Classified Assets % of Total Bank Capital ACL % of Gross Loans

Credit Risk Management Supports Continued Loan Growth

BRIDGEWATER BANCSHARES, INC.

Consistent Underwriting Standards	Active Credit Oversight	Experienced Lending and Credit Teams

Consistent Underwriting Standards

- Growth continues to primarily be in-market with over 80% of real estate loan balances in the Twin Cities market
- No new lending areas or significant changes in portfolio composition – continued focus on multifamily expertise
- Growth is a function of enhanced brand, market disruption (M&A), favorable economics and expanding lending staff

Active Credit Oversight

- No individual lending authorities
- Enhanced credit concentration monitoring
- Expanded covenant testing and assess repricing risk on maturing loans
- 30-89 days past due loans of less than 0.05% for 22 consecutive quarters

Experienced Lending and Credit Teams

- Added 5 SVP lenders since early 2020 averaging 15+ years of experience
- Continued build-out of the credit team to support loan growth and credit risk review manager with regulatory experience
- Solid lender and credit analyst expertise across segments, geographies and relationships

Consistent Asset Quality Outperformance vs. Peers

5-Year Peak Net Charge-off Ratio vs. Peers

BWB	Peer Bank Median[1]
0.02%	0.16%

5-Year Peak Nonperforming Assets[2] / Assets vs. Peers

BWB	Peer Bank Median[1]
0.03%	0.56%

[1] Includes publicly-traded banks on major exchanges with total assets between $3 billion and $10 billion as of June 30, 2023 (Source: S&P Capital IQ)
[2] Nonaccrual loans, loans 90 days past due and foreclosed assets

25

Managing CRE and Office-Related Risk 26 1 Excludes medical office of $87M at June 30, 2023 Data as of June 30, 2023 Dollars in millions Addressing CRE NOO Repricing Risk • CRE NOO loans primarily located in the Twin Cities market • Ongoing active client engagement • Clients with maturing loans or resetting rates over the next 12 months • Identify situations of possible cash flow strain • Recommend solutions early in the process Well-Managed CRE NOO Office Exposure1 Small CRE NOO Office Portfolio Low Average Loan Size LTVs In-Line with the Total Loan Portfolio 5.2% of Total Loans $2.2M Average Loan Size 62% Weighted Average LTV CRE NOO Office by Geography Twin Cities Suburban 53% Minneapolis-St. Paul CBD 13% Minneapolis-St. Paul Non-CBD 20% Out-of-State 14% $196M Lower Repricing Risk Fixed-Rate Maturity Schedule Low LTVs 79% are Fixed-Rate $114M Maturing Over the Next 12 Months 61% Weighted Average LTV • Majority of CRE NOO office exposure in the Twin Cities suburbs • Only 4 loans totaling $35M located in central business districts (CBD) • Only 3 loans totaling $27M outside of Minnesota – out-of-state projects for existing local clients

30% 35% 43% 41% 41% 35% 31% 24% 23% 24% 21% 20% 20% 21% 21% 14% 13% 13% 15% 14% $483 $542 $549 $559 $538 2Q22 3Q22 4Q22 1Q23 2Q23 High Quality Securities Portfolio 27 1 Includes the tax-effected impact of $7,232 in 4Q22 and $8,430 in 2Q23 2 1Q23 median for publicly-traded banks with total assets between $3 billion and $10 billion (Source: S&P Capital IQ) Dollars in thousands Securities Available for Sale Portfolio Rating Mix Derivatives Portfolio Offsetting AOCI Impact $(47,884) $(52,064) $28,581 $28,203 $(17,942) $(20,908) 4Q22 2Q23 MTM Securities MTM Derivatives Net Impact on AOCI1 • No held-to-maturity securities • Securities portfolio average duration of 5.3 years • Average securities portfolio yield of 4.24% • Unrealized losses on AFS securities were 12.7% of stockholders’ equity • AOCI / Total RBC of 3.6% vs. peer bank median of 10.5%2 Mortgage-Backed Securities Municipal Bonds Corporate Securities Other AAA, 21% AA, 47% A, 4% BBB, 12% BB, 1% NR, 15%

Ample Liquidity and Borrowing Capacity 28 1 Excludes $236M of pledged securities at June 30, 2023 Dollars in millions 13.5% 14.0% 13.7% 10.9% 9.6% 25.0% 20.1% 17.0% 30.9% 33.1% $1,498 $1,409 $1,380 $1,924 $1,962 2Q22 3Q22 4Q22 1Q23 2Q23 Off-Balance Sheet Liquidity as a % of Assets On-Balance Sheet Liquidity as a % of Assets Liquidity Position with 2.5x Coverage of Uninsured Deposits Diverse Liquidity Mix 2023 YTD Liquidity Actions Funding Source 6/30/2023 12/31/2022 Change Cash $ 139 $ 4 8 $ 9 1 Unpledged Securities1 302 549 (247) FHLB Capacity 401 391 10 FRB Discount Window 986 158 828 Unsecured Lines of Credit 108 208 (100) Secured Line of Credit 26 26 - Total $ 1,962 $ 1,380 $ 582 Available Balance • Added $582M of on- and off-balance sheet liquidity YTD • $828M increase in borrowing capacity with the FRB following additional loan and securities pledging • $91M increase to cash and cash equivalents • Did not utilize any borrowings from the Discount Window or the Bank Term Funding Program (BTFP) in 2023 YTD

Prudent Capital Management 29 Total Risk-Based Capital Common Equity Tier 1 Capital Capital Ratios Supported by Profitability and Capital Markets Activity Tangible Common Equity to Tangible Assets1 1 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation. BWB Capital Priorities Tier 1 Leverage Ratio 1 2 3 Organic Growth Share Repurchases M&A 4 Dividends Drive profitability by supporting a robust and proven organic loan growth engine Opportunistically return capital to shareholders by buying back stock based on valuation, capital levels and other uses of capital…being more cautious in the current environment Review and evaluate corporate development opportunities that complement BWB’s business model Have not historically paid a common stock dividend given robust loan growth opportunities 10.33% 9.98% 9.55% 9.41% 9.47% 8.50% 8.47% 8.40% 8.48% 8.72% 13.98% 13.78% 13.15% 13.25% 13.50% 7.87% 7.57% 7.48% 7.23% 7.39% 2Q22 3Q22 4Q22 1Q23 2Q23

Near-Term Expectations 30 • High single-digit loan growth in the back half of 2023 – focus on aligning loan growth more closely with core deposit growth over time • Target loan-to-deposit ratio between 95% and 105% Balance Sheet Growth Net Interest Margin • Build tangible common equity and CET1 ratios, aided by retained earnings and managed pace of loan growth • Ongoing evaluation of potential share repurchases Capital Levels • Expect the pace of net interest margin compression to continue to slow • Magnitude dependent on the path of interest rates, shape of the yield curve and pace of core deposit growth and loan payoffs Expenses • Increased pace of expense growth in the second half of 2023, including investments in people and technology, FDIC insurance expense and IntraFi deposit costs • Noninterest expense growth in-line with asset growth over time

2023 Strategic Priorities – Positioning for Long-Term Success 31 Manage High Quality Balance Sheet Growth 1 2 3 4 Maintain High Efficiency While Investing in the Business Continue Scalability of ERM Function, Including Proactive Assessment of Asset Quality Risks Implement Longer Term Strategic Readiness Initiatives • Slower pace of balance sheet growth in the current environment • Manage the balance sheet to optimize net interest income • Increase emphasis on generating core deposit growth to support loan growth over the course of 2023 • Identify opportunities to better manage the discretionary spend to align expense growth with a slower pace of asset growth • Continue to invest in people and technology • Make proactive investments to scale the business and position for longer-term growth • Continued build-out of the enterprise risk management function, including enhanced stress testing capabilities • Ongoing monitoring of the loan portfolio for signs of credit weakness given the economic uncertainty heading into 2023 • Expand covenant testing and assess repricing risk on maturing loans • Complete CECL adoption in early 2023 • Expand C&I function to support further diversification of the loan portfolio and new deposit growth channels over time • Continue evaluating potential M&A opportunities and be ready to act as the right opportunity becomes available Progress-to-Date Core deposit growth outpaced loan growth in 2Q23 NIE growth of 5% YoY compared to asset growth of 19% Adopted CECL on January 1, 2023 Relocated downtown Minneapolis branch

APPENDIX 32

2Q23 Earnings Highlights

BRIDGEWATER BANCSHARES, INC.

Diluted EPS	Return on Average Assets	Return on Avg. Tangible Common Equity[1]	Efficiency Ratio[1]	Nonperforming Assets to Total Assets
$0.31	0.88%	10.48%	52.7%	0.02%

Improving Balance Sheet Composition

- Deposit balances up $166.8 million, or 19.6% annualized, from 1Q23
- Core deposit[2] growth of 7.4% annualized from 1Q23 outpaced loan growth of 5.6% annualized
- Borrowings declined $176.9 million, or 24.3%, from 1Q23

Net Interest Margin Pressure Slowing

- Net interest margin of 2.40%, down 32 bps from 1Q23
- Yield on interest-earning assets of 5.06%, up 15 bps from 1Q23
- Cost of deposits of 2.66%, up 65 bps from 1Q23
- Month-over-month core net interest margin compression slowed throughout 2Q23

Well-Controlled Expenses

- Noninterest expense up $0.2 million, or 1.4%, from 1Q23 and up $0.6 million, or 4.6%, from 2Q22
- Noninterest expense to average assets of 1.29% annualized, down 2 bps from 1Q23
- Efficiency ratio[1] of 52.7%, up from 46.2% in 1Q23

Superb Asset Quality

- Annualized net charge-offs to average loans of 0.00%, in-line with 1Q23
- Nonperforming assets to total assets of 0.02%, in-line with 1Q23
- Growth-driven provision of $550 thousand; allowance to total loans of 1.36%

[1] Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation
[2] Core deposits are defined as total deposits less brokered deposits and certificates of deposit greater than $250,000

33

Reconciliation of Non-GAAP Financial Measures – Efficiency, TCE, TBV, NIM

BRIDGEWATER BANCSHARES, INC.

Efficiency Ratio	As of and for the year ended, December 31, 2019	December 31, 2019*	December 31, 2020	December 31, 2020*	December 31, 2021	December 31, 2021*	December 31, 2022	December 31, 2022*	Year-to-date 2Q23	2Q23*
Noninterest Expense	$ 36,932	$ 36,932	$ 45,387	$ 45,387	$ 48,095	$ 48,095	$ 56,620	$ 56,620	$ 28,571	$ 28,571
Less: Amortization of Tax Credit Investments	-	(3,225)	-	(738)	-	(562)	-	(408)	-	(228)
Less: Debt Prepayment Fees	-	-	-	(7,043)	-	(582)	-	-	-	-
Less: Amortization Intangible Assets	(191)	(191)	(191)	(191)	(191)	(191)	(191)	(191)	(82)	(82)
Adjusted Noninterest Expense	$ 36,741	$ 33,516	$ 45,196	$ 37,415	$ 47,904	$ 46,760	$ 56,429	$ 56,021	$ 28,489	$ 28,261
Net Interest Income	$ 74,132	$ 74,132	$ 87,964	$ 87,964	$ 109,509	$ 109,509	$ 129,698	$ 129,698	$ 54,439	$ 54,439
Noninterest Income	3,826	3,826	5,839	5,839	5,309	5,309	6,332	6,332	3,358	3,358
Less: FHLB Advance Prepayment Income	-	-	-	-	-	-	-	-	-	(299)
Less: (Gain) Loss on Sales of Securities	(516)	(516)	(1,503)	(1,503)	(750)	(750)	(82)	(82)	6	6
Adjusted Operating Revenue	$ 77,442	$ 77,442	$ 92,300	$ 92,300	$ 114,068	$ 114,068	$ 135,948	$ 135,948	$ 57,803	$ 57,504
Efficiency Ratio	47.4%	43.3%	49.0%	40.5%	42.0%	41.0%	41.5%	41.2%	49.3%	49.1%

Tangible Common Equity & Tangible Common Equity/ Tangible Assets	As of and for the year ended, December 31, 2019	December 31, 2020	December 31, 2021	December 31, 2022	2Q23
Total Shareholders' Equity	$ 244,794	$ 265,405	$ 379,272	$ 394,064	$ 409,126
Less: Preferred Stock	-	-	(66,514)	(66,514)	(66,514)
Total Common Shareholders' Equity	244,794	265,405	312,758	327,550	342,612
Less: Intangible Assets	(3,487)	(3,296)	(3,105)	(2,914)	(2,832)
Tangible Common Equity	$ 241,307	$ 262,109	$ 309,653	$ 324,636	$ 339,780
Total Assets	$ 2,268,830	$ 2,927,345	$ 3,477,659	$ 4,345,662	$ 4,603,185
Less: Intangible Assets	(3,487)	(3,296)	(3,105)	(2,914)	(2,832)
Tangible Assets	$ 2,265,343	$ 2,924,049	$ 3,474,554	$ 4,342,748	$ 4,600,353
Tangible Common Equity/Tangible Assets	10.65%	8.96%	8.91%	7.48%	7.39%

Net Interest Margin	As of and for the quarter ended, June 30, 2023
Net Interest Income (Tax-Equivalent Basis)	$ 26,280
Less: Loan Fees	(941)
Less: PPP Interest and Fees	(3)
Core Net Interest Margin	$ 25,336
Average Interest Earning Assets	$ 4,395,050
Less: Average PPP Loans	(913)
Core Average Interest Earning Assets	$ 4,394,137
Core Net Interest Margin	2.31%

Tangible Book Value Per Share	As of and for the year ended, December 31, 2018	December 31, 2019	December 31, 2020	December 31, 2021	December 31, 2022	2Q23
Book Value Per Common Share	$ 7.34	$ 8.45	$ 9.43	$ 11.09	$ 11.80	$ 12.25
Less: Effects of Intangible Assets	(0.12)	(0.12)	(0.12)	(0.11)	(0.11)	(0.10)
Tangible Book Value Per Common Share	$ 7.22	$ 8.33	$ 9.31	$ 10.98	$ 11.69	$ 12.15
Total Common Shares	30,097,274	28,973,572	28,143,493	28,206,566	27,751,950	27,973,995

* Efficiency Ratio is adjusted to exclude the historic tax credit amortization, debt prepayment fees and FHLB advance prepayment income
Dollars in thousands

34

Reconciliation of Non-GAAP Financial Measures – PPNR

BRIDGEWATER BANCSHARES, INC.

Pre-Provision Net Revenue	As of and for the year ended, December 31, 2018	December 31, 2019	December 31, 2020	December 31, 2021	December 31, 2022	2Q23
Noninterest Income	$ 2,543	$ 3,826	$ 5,839	$ 5,309	$ 6,332	$ 1,415
Less: (Gain) Loss on Sales of Securities	125	(516)	(1,503)	(750)	(82)	(50)
Total Operating Noninterest Income	2,668	3,310	4,336	4,559	6,250	1,365
Plus: Net Interest Income	64,738	74,132	87,964	109,509	129,698	25,872
Net Operating Revenue	$ 67,406	$ 77,442	$ 92,300	$ 114,068	$ 135,948	$ 27,237
Noninterest Expense	$ 31,562	$ 36,932	$ 45,387	$ 48,095	$ 56,620	$ 14,388
Less: Amortization of Tax Credit Investments	(3,293)	(3,225)	(738)	(562)	(408)	(114)
Less: FHLB Advances Prepayment Fees	-	-	(7,043)	-	-	-
Less: Debt Prepayment Fees	-	-	-	(582)	-	-
Total Operating Noninterest Expense	$ 28,269	$ 33,707	$ 37,606	$ 46,951	$ 56,212	$ 14,274
Pre-Provision Net Revenue	$ 39,137	$ 43,735	$ 54,694	$ 67,117	$ 79,736	$ 12,963
Plus:						
Non-Operating Revenue Adjustments	(125)	516	1,503	750	82	50
Less:						
Provision for Credit Losses	3,575	2,700	12,750	5,150	7,700	50
Non-Operating Expense Adjustments	3,293	3,225	7,781	1,144	408	114
Provision for Income Taxes	5,224	6,923	8,472	15,886	18,318	3,033
Net Income	$ 26,920	$ 31,403	$ 27,194	$ 45,687	$ 53,392	$ 9,816
Average Assets	$ 1,777,592	$ 2,114,211	$ 2,617,579	$ 3,189,800	$ 3,866,480	$ 4,483,662
Pre-Provision Net Revenue Return on Average Assets	2.20%	2.07%	2.09%	2.10%	2.06%	1.16%

Dollars in thousands

35